THE INTEGRITY FUNDS

MULTIPLE CLASS PLAN
ADOPTED PURSUANT TO RULE 18f-3

WHEREAS, The Integrity Funds (the “Trust”), a Delaware Statutory Trust, engages in business as an open‑end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “Act”);

WHEREAS, the Trust is authorized to and does issue shares in separate series, with the shares of each such series representing interests in a separate portfolio of securities and other assets (the Trust’s series being referred to herein individually as a “Fund” and collectively as the “Funds”);

WHEREAS, the Trust had adopted a Multiple Class Plan on behalf of each Fund to issue multiple classes of shares of each Fund and each Fund was authorized and has issued three separate classes of shares designated Class A shares, Class C shares, and Class I shares;

WHEREAS, the Trust seeks to adopt this amended Multiple Class Plan on behalf of each Fund listed on Exhibit A (as may be amended from time to time) pursuant to Rule 18f-3 of the Act (the “Plan”) to reflect the new Integrity Short Term Government Fund and authorize the issuance of two separate classes of shares designated Class A shares and Class I shares;

WHEREAS, the Board of Trustees of the Trust and the Trustees who are not “interested persons” of the Trust (as defined in the Act) (the “Non‑Interested Trustees”), after having been furnished and having evaluated information reasonably necessary to evaluate the Plan as amended, have determined in the exercise of their reasonable business judgment that the Plan as amended, including the expense allocation, is in the best interests of each class of the Funds individually, and each Fund and the Trust, each as a whole;

NOW, THEREFORE, the Trust hereby adopts this Plan in accordance with Rule 18f‑3 under the Act:

Section 1.

Class Differences. Each class of shares of a Fund shall represent interests in the same portfolio of investments of that Fund and, except as otherwise set forth in this Plan, shall differ solely with respect to: (i) distribution, service, and other charges and expenses as provided for in Sections 2 and 3 of this Plan; (ii) the exclusive right of each class of shares to vote on matters submitted to shareholders that relate solely to that class or for which the interests of one class differ from the interests of another class or classes; (iii) such differences relating to eligible investors as may be set forth in the prospectus and statement of additional information of the respective Fund, as the same may be amended or supplemented from time to time (the “Prospectus” and “SAI”, respectively); (iv) the designation of each class of shares; and (v) any conversion or exchange features as set forth in the Prospectus and SAI.

Section 2.

Distribution and Service Arrangements. Class A shares, Class C shares and Class I shares of a Fund shall differ in the manner in which such shares are distributed and in the services provided to shareholders of each such class as follows:

	(a)	(1)	Class A shares for all Funds other than the Williston Basin/Mid-North America Stock Fund:

			(i)	Class A shares shall be sold at net asset value subject to a front‑end sales charge as set forth in the Prospectus and SAI of the respective Fund;

(ii)

Class A shares shall be subject to an annual distribution and/or service fee pursuant to a Plan of Distribution and Service adopted pursuant to Rule 12b‑1 (the “12b‑1 Plan”) of the Act not to exceed 0.25 of 1% of the average daily net assets of the Fund allocable to Class A shares, as set forth in the respective Fund’s Prospectus, SAI, and the 12b‑1 Plan; and

			(iii)	Class A shares shall be subject to a contingent deferred sales charge as set forth in the Prospectus and SAI of the respective Fund.

	(a)	(2)	Class A shares for the Williston Basin/Mid North-America Stock Fund:

			(i)	Class A shares shall be sold at net asset value subject to a front‑end sales charge as set forth in the Prospectus and SAI of such Fund;

(ii)

Class A shares shall be subject to an annual service fee pursuant to a 12b-1 Plan not to exceed 0.25 of 1% of the average daily net assets of the Fund allocable to Class A shares, as set forth in the Fund’s Prospectus, SAI, and the 12b‑1 Plan;

(iii)

Class A shares shall also be subject to an annual distribution fee pursuant to the 12b-1 Plan not to exceed 0.25 of 1% of the average daily net assets of the Fund allocable to Class A shares, as set forth in the Fund’s Prospectus, SAI and the 12b-1 Plan.

			(iv)	Class A shares shall be subject to a contingent deferred sales charge as set forth in the Prospectus and SAI of the Fund.

	(b)	Class C shares for all Funds:

			(i)	Class C shares shall be sold at net asset value without a front-end sales charge;

(ii)

Class C shares shall be subject to a service fee pursuant to the 12b‑1 Plan not to exceed 0.25 of 1% of the average daily net assets of the Fund allocable to Class C shares, as set forth in the Prospectus, SAI, and the 12b‑1 Plan of the respective Fund;

(iii)

Class C shares shall also be subject to an annual distribution fee pursuant to the 12b‑1 Plan not to exceed 0.75 of 1% of the average daily net assets of the Fund allocable to Class C shares, as set forth in the respective Fund’s Prospectus, SAI, and the 12b‑1 Plan; and

			(iv)	Class C shares shall be subject to a contingent deferred sales charge as set forth in the Prospectus and SAI of the respective Fund.

	(c)	Class I shares for all Funds:

			(i)	Class I shares shall be sold without a front‑end sales load and will not be subject to a contingent deferred sales load;

			(ii)	Class I shares are not subject to a Rule 12b‑1 distribution and/or service fee.

Section 3.	Allocation of Income, Expenses, Gains, and Losses.

(a)

Investment Income and Realized and Unrealized Gains and Losses. The daily investment income and realized and unrealized gains and losses of the Fund will be allocated to each class of shares based on each class’s relative percentage of the total value of shares outstanding of the Fund at the beginning of the day, after such net assets are adjusted for the prior day’s capital share transactions.

(b)

Fund Level Expenses. Expenses that are attributable to the Fund, but not a particular class thereof (“Fund level expenses”), will be allocated to each class of shares based on each class’s relative percentage of the total value of shares outstanding of the Fund at the beginning of the day, after such net assets are adjusted for the prior day’s capital share transactions. Fund level expenses include fees for services that are received equally by the classes under the same fee arrangement. All expenses attributable to a Fund that are not “Class level expenses” (as defined below) shall be Fund level expenses including, but not limited to, transfer agency fees and expenses, share registration expenses, and shareholder reporting expenses.

(c)

Class Level Expenses. Expenses that are directly attributable to a particular class of shares, including the expenses relating to the distribution of a class’s shares or to services provided to the shareholders of a class as set forth in Section 2 of this Plan, will be incurred by that class of shares. Class level expenses include expenses for services that are unique to a class of shares in either form or amount. Class level expenses shall include, but not be limited to, 12b‑1 distribution fees and service fees, expenses associated with the addition of share classes to a Fund (to the extent that the expenses were not fully accrued prior to the issuance of the new classes of shares), expenses of administrative personnel and services required to support the shareholders of a specific class, litigation or other legal expenses relating to a specific class of shares, trustees’ fees or expenses incurred as a result of issues relating to a specific class of shares, and accounting expenses relating to a specific class of shares.

(d)

Fee Waivers and Expense Reimbursements. The investment adviser, underwriter, or any other service provider to the Fund may waive fees or reimburse expenses in a manner in accordance with Rule 18f‑3 of the Act.

Section 4.	Term.

(a)

This Plan shall become effective with respect to a Fund upon approval to divide such Fund’s shares into classes or such later date as determined by the Board of Trustees. This Plan shall thereafter continue in effect with respect to such Class A, Class C and Class I shares until terminated in accordance with the provisions of Section 4(c) hereof.

(b)

Additional Classes. This Plan shall become effective with respect to any class of shares other than Class A, Class C or Class I shares established by a Fund after the date hereof and made subject to this Plan upon commencement of the initial public offering thereof (provided that the Plan has previously been approved with respect to such additional class by votes of a majority of both (i) the Board of Trustees of the Trust, as a whole, and (ii) the Non‑Interested Trustees, cast at a meeting held before the initial public offering of such additional classes) and shall continue in effect with respect to each such additional class until terminated in accordance with provisions of Section 4(c) hereof. An addendum setting forth such specific and different terms of such additional classes shall be attached to or made part of this Plan.

(c)

Termination. This Plan may be terminated at any time with respect to a Fund or any class thereof, as the case may be, by vote of a majority of both the Board of Trustees of the Trust, as a whole, and the Non‑Interested Trustees. The Plan may remain in effect with respect to a Fund and a particular class thereof even if it has been terminated in accordance with this Section 4(c) with respect to any other Fund or class thereof.

Section 5.

Voting Rights. Each class of shares governed by this Plan (i) shall have exclusive voting rights on any matter submitted to shareholders that relates to its arrangement and (ii) shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

Section 6.

Exchange Privileges. Shareholders of a class of a Fund have exchange privileges with certain classes of other funds advised by Viking Fund Management, LLC (including other Funds), as described in the respective Fund’s Prospectus and SAI, as the same may be amended from time to time.

Section 7.	Conversion Features. There shall be no conversion features associated with Class A, Class C or Class I shares, except as otherwise described in the respective Fund’s Prospectus and SAI.

Section 8.	Amendments.

General. Except as set forth below, any material amendment to this Plan affecting a Fund or a class thereof shall require the affirmative vote of a majority of both the Trustees of the Board of the Trust, as a whole, and the Non‑Interested Trustees that the Plan as proposed to be amended, including the expense allocation, is in the best interests of each class individually and each Fund and the Trust, each as a whole.

Section 9.	Severability. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of the Plan shall not be affected thereby.

Restated and Amended: January 18, 2020

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Exhibit A

Williston Basin/Mid-North America Stock Fund
Integrity Growth & Income Fund
Integrity High Income Fund
Integrity Dividend Harvest Fund
Integrity Energized Dividend Fund

Integrity SHORT TERM GOVERNMENT Fund